Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 19, 2011, in Amendment No. 4 to the Registration Statement (Form F-1) and the related Prospectus of Loyalty Alliance Enterprise Corporation dated August 9, 2011.

/s/ Ernst & Young Hua Ming
Ernst & Young Hua Ming
Shenzhen, the People’s Republic of China
August 4, 2011